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                                EXHIBIT 10.25

                         CENTURA SOFTWARE CORPORATION

                          EXECUTIVE RETENTION PROGRAM

The following is a brief summary of the Executive Retention Program approved by the Board of Directors of Centura Software Corporation (the "Company") on June 20, 1997 pursuant to which Key Executive Agreements may be entered into by the Company with each of Samuel Inman, Michael Keddington, Earl Stahl and Richard Gelhaus (collectively, "Key Executives"). Terms of the Key Executive Agreements are as follows.

Upon consummation of any "Sale of the Company" (as defined below), each Key Executive shall receive, if such Key Executive continues to be employed by the Company at that time:

- payment of an amount equal to the Key Executive's total compensation for fiscal year 1996; and

- continuing coverage under the Company's standard employee benefits package for one year following the effective date of the Sale of the Company.

Definitions:

"Sale of the Company" means:

- (1) a merger or consolidation that results in more than 50% of the voting stock of the Company or its successor changing ownership (whether or not approved by the Board);

     or

-    (2) the sale of all or substantially all of the Company's assets.